UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2024

AUDIOEYE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38640	20-2939845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(Address of principal executive offices / Zip Code)

Registrant’s telephone number, including area code:	(866) 331-5324

Registrant's Former Name or Address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AEYE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 27, 2024, AudioEye, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement by and among the Company, as Buyer, ADA Site Compliance, LLC, a Delaware limited liability company (“ADA”), the individual sellers of ADA (collectively, the “Sellers”), and Scott Trachtenberg, in his capacity as Sellers’ Representative (the “Purchase Agreement”).

Pursuant to the Purchase Agreement, on September 27, 2024, the Company purchased all of the issued and outstanding equity of ADA (the “Acquisition”) for a cash purchase price of $4,000,000 and the issuance by the Company of unsecured promissory notes to the Sellers in the aggregate principal amount of $2,400,000 (collectively, the “Promissory Note”). Principal under the Promissory Note will become due and payable 60 days following the closing, subject to extension for up to approximately $250,000 of the principal amount of the Promissory Note if necessary to resolve any purchase price adjustment related disputes, The Promissory Note does not bear interest until 60 days following the closing of the Acquisition and may be prepaid without penalty. The final purchase price is subject to customary adjustments for cash, indebtedness, transaction expenses and net working capital at closing, and the Company has the right to offset against the Promissory Note for any amounts owing to it in connection with the purchase price adjustment process or any indemnification claims made pursuant to the Purchase Agreement. Sellers may also be entitled to additional earn-out consideration based on the satisfaction of certain annual recurring revenue and non-recurring revenue achieved by the Company and its subsidiaries, including ADA, from customers of ADA during specified time periods following the closing, which will generally be measured as of December 31, 2025. The total earn-out consideration payable to Sellers cannot exceed $1,600,000, except the Sellers have the opportunity to earn additional earnout consideration in excess of $1,600,000 if the annual recurring revenue and other revenue of the Company and its subsidiaries, including ADA, exceed specified thresholds during certain periods.

The Purchase Agreement contains standard representations, warranties, covenants and indemnification provisions. Sellers also agreed to non-competition and non-solicitation covenants.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The representations, warranties and covenants in the Purchase Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any factual information regarding the Company or ADA or their respective businesses.

On September 27, 2024, concurrently with the Acquisition, the Company and ADA (collectively, “Borrowers”), entered into a First Amendment, Consent and Joinder to Loan and Security Agreement (the “Amendment”) to the Loan and Security Agreement (the “Loan Agreement”) dated as of November 30, 2023 with SG Credit Partners, Inc., a Delaware corporation (the “Lender”) pursuant to which ADA became a “Borrower” under the Loan Agreement. Pursuant to the Amendment, the Loan Agreement was also amended to allow the Company to (a) make earnout payments in accordance with the terms and conditions of the Purchase Agreement and (b) make payments in respect of the Promissory Note, in each case, so long as no event of default has occurred and is continuing immediately prior to such payment or would exist immediately after making such payment and Borrowers have liquidity of at least $3,000,000 after making such payment. There were no other changes to the Loan Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to such document, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On September 30, 2024, the Company issued a press release announcing, among other things, updated earnings guidance. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Promissory Note included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

The information in Item 2.02 of this Current Report on Form 8-K is incorporated herein by reference.

The information set forth in this Item 7.01 and in Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

Updated Company Financial Outlook

For the third quarter of 2024, management expects to generate revenue of the Company between $8.9 million and $8.95 million, adjusted EBITDA between $1.925 million and $1.95 million, and adjusted earnings per share between $0.15 and $0.16. The acquisition of ADA is expected to be accretive in the fourth quarter of 2024.

Forward-Looking Statements

Any statements in this Form 8-K, or in the press release furnished as Exhibit 99.1 to this report, about the Company’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are “forward-looking statements” as that term is defined under the federal securities laws. Forward-looking statements are often, but not always, made through the use of words or phrases such as “believe”, “anticipate”, “should”, “confident”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, “outlook” and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements contained herein or therein include, but are not limited to, statements regarding future cash flows of the Company and ADA, anticipated contributions from sales generated by the Company or ADA, our expectation that the ADA acquisition will be accretive and synergistic, our ability to integrate ADA into our business and replicate the success we had integrating our 2022 acquisition of the Bureau of Internet Accessibility, our ability to deepen our relationships with ADA customers and increase ARR, our long-term growth prospects, opportunities in the digital accessibility industry, our revenue, adjusted EBITDA and adjusted EPS guidance, our expectation to achieve the ‘Rule of 40’ in the third quarter, and our expectation of investments in marketing and sales and acquisitions of accretive businesses. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the variability of the Company’s revenue and financial performance; product development and technological changes; the acceptance of the Company’s products in the marketplace; the effectiveness of our integration efforts, including our ability to integrate ADA and expand our relationships with ADA customers; competition; inherent uncertainties and costs associated with litigation; and general economic conditions. These and other risks are described more fully in the Company’s filings with the Securities and Exchange Commission. There may be events in the future that the Company is not able to predict accurately or over which the Company has no control. Forward-looking statements reflect management’s view as of the date of this Form 8-K (or, applicable, the date of the press release furnished as Exhibit 99.1 to this report) and the Company urges you not to place undue reliance on these forward-looking statements. The Company does not undertake any obligation to update such forward-looking statements to reflect events or uncertainties after the date hereof. Due to rounding, numbers presented throughout this Form 8-K, or in the press release furnished as Exhibit 99.1 to this report, may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.  Information regarding the Company’s non-GAAP financial measures, including adjusted EBITDA and adjusted earnings per share, is available in its earnings release furnished as Exhibit 99.1 to its Form 8-K filed with the Securities and Exchange Commission on July 25, 2024.  A reconciliation of the forecasted range for adjusted EBITDA and adjusted EPS for the third quarter of 2024 and full-year 2024 are not included in this Form 8-K, or in the press release furnished as Exhibit 99.1 to this report, because the Company is currently unable to quantify accurately certain amounts that would be required to be included in the U.S. GAAP measure or the individual adjustments for such reconciliation.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Membership Interest Purchase Agreement, by and among AudioEye, Inc., ADA Site Compliance, LLC, a Delaware limited liability company, the Sellers listed on the signature pages thereto, and Scott Trachtenberg, in his capacity as Sellers’ Representative, dated as of September 27, 2024.*

10.2	First Amendment, Consent and Joinder to Loan and Security Agreement, by and between AudioEye, Inc., ADA Site Compliance, LLC, and SG Credit Partners, Inc., dated as of September 27, 2024

99.1	Press Release, dated September 30, 2024, issued by AudioEye, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and certain exhibits have been omitted pursuant to Items 601(a)(5) and/or 601(b)(10)(iv) of Regulation S-K. The issuer hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDIOEYE, INC.

	By:	/s/ David Moradi
	Name:	David Moradi
	Title:	Chief Executive Officer

Date: September 30, 2024

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